Exhibit 4.2

THIS WARRANT AND THE SHARES OF ARISTA FINANCIAL CORP. ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE

As of ______ __, 20__

STOCK PURCHASE WARRANT

To Subscribe for and Purchase Common Stock of

ARISTA FINANCIAL CORP.

VOID AFTER _________

______________

THIS CERTIFIES that, for value received, [HOLDER], or registered assigns, (the “Holder”) is entitled to subscribe for and purchase from ARISTA FINANCIAL CORP., a Nevada corporation with an address of 51 JFK Parkway; First Floor West; Short Hills, New Jersey 07078, (the “Company”), at an exercise price of _______ Dollars ($____) per share (the “Warrant Price”), at any time prior to 5:00 p.m., EST, on ___________, up to _____________ (________) shares of fully paid, nonassessable shares of the Company’s Common Stock, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. As used herein the term “Common Stock” shall mean shares of common stock of the Company, $0.001 par value, authorized by the Company’s Articles of Incorporation.

Section 1. Exercise of Warrant.

This Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Company (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). Payment of the Warrant Price for said shares may be made by cash, check payable to the Company or wire transfer to an account designated by the Company, either (i) accompanying the notice of the exercise, or (ii) against delivery by the Company of the certificate(s) representing the shares being delivered in settlement of the sale of said shares (“Payment Option B”) pursuant to an effective Registration Statement filed with the Securities and Exchange Commission (the “SEC”) in “brokers’ transactions” (as such term is defined in SEC Rule 144). In the latter case, exercise shall not be deemed to have occurred until payment shall have been received by the Company. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. With respect to any such exercise, the Holder shall for all purposes be deemed to have become the Holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Holder an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Company. Unless the exercise of the Warrants shall be in connection with the sale of said shares as contemplated in Payment Option B, the shares shall bear a restrictive legend.

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Section 2. Adjustment of Number of Shares and Exercise Price.

(a)	Shares Subject to the Warrant. This Warrant shall entitle the Holder to purchase up to _________________ (_______) shares of the Company’s common stock (the “Warrant Shares”), adjusted as set forth in the following provisions of this Section, at the Warrant Price. This Warrant may be exercised by the Holder, in whole or in part.

(b)	Adjustments Upon Stock Events and Stock Issuances. Subject and pursuant to the provisions of this Section, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(i)	If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock, subdivide its outstanding Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of Common Stock then the Warrant Price shall be changed pro rata.

(ii)	If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, Units or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, Units or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of such Holder appearing on the books of the Company, such shares of stock, Units or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

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(c)	Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 2.

(d)	Stock to Be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

(e)	Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(f)	Closing of Books. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

Section 3. Notices of Record Dates. In the event of:

(a)	any taking by the Company of a record of the holders of any class of Units for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other Units or property, or to receive any right to sell shares of stock of any class or any other right; or

(b)	any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

(c)	any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event, the Company will give notice to the Holder specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for Units or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least twenty (20) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Act and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

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Section 4. No Stockholder Rights or Liabilities.

(a)	Except as set forth in Section 4(a), this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(b)	At any time while this Warrant is outstanding, the Company shall, prior to making any distribution of its property or assets to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or any dividend payable out of funds legally available for dividends under the laws of the State of Nevada, give to the Holder of this Warrant, not less than twenty (20) days prior written notice of any such distribution. If such Holder shall exercise this Warrant on or prior to the date of such distribution set forth in such notice, such Holder shall be entitled to receive, upon such exercise: (i) the number of shares of Common Stock receivable pursuant to such exercise; and (ii) without payment of any additional consideration, a sum equal to the amount of such property or assets as would have been payable to the Holder as an owner of the shares described in clause (i) of this Section had the Holder been the holder of record of such shares on the record date for such distribution; and an appropriate provision with respect to such payment to such Holder as described in this Section shall be made a part of any such distribution.

Section 5. Registration Under the Securities Act of 1933.

(a)	In the event the Company files a registration statement with the Securities and Exchange Commission registering shares of Common Stock which is appropriate for the inclusion therein of the shares purchasable upon exercising this Warrant, such registration statement or other filing (collectively a “Registration Statement”) shall include the shares of common stock issuable upon the exercise of the Warrant. The Holder agrees that the shares of Common Stock referred to in this Section 5(a), which are to be included in the Registration Statement, shall not be sold by Holder until all of the shares of Common Stock of the Company included in the Registration Statement have been sold by the Company. Thereafter, the Holder may sell shares of Common Stock from time to time in the manner described in the Registration Statement. Upon the closing of the offering, the Company agrees to keep the Registration Statement current and effective until one year from the effective date of the Registration Statement or such longer period as the Company is otherwise keeping the Registration Statement current and effective. The Company shall have the right to postpone or withdraw any registration effected pursuant to this section without obligation to the Holder of this Warrant and the obligation to give such notice and to use all reasonable efforts shall not apply to any proposal of the Company to register any of its Units under the Act:

(i)	on Form S-8 (or any successor form),

(ii)	in connection with any stock option, stock purchase or other benefit plan, or

(iii)	for the purpose of offering such shares of Common Stock to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity.

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(b)	All fees, disbursements and out-of-pocket expenses in connection with any filing under this Section 5(b), the preparation and printing of the Registration Statement and in complying with applicable state securities and blue sky laws shall be borne by the Company. The Company will use its best efforts to qualify the shares underlying the Warrants for sale in such states as the Holder may reasonably request; provided that the Company shall not, as a result thereof, be required to qualify to do business in any such state. The Company, at its expense, will supply the Holder with copies of the Registration Statement and prospectus included therein and other related documents in such quantities as the Holder may reasonably request. Any broker’s commission or underwriting discount incurred by the Holder in selling any shares and the fees and expenses of any attorneys or accountants retained by the Holder shall be paid by the Holder.

(c)	The Company shall indemnify and hold harmless the Holder or any Holder of the Warrants or shares underlying the Warrants which are being sold pursuant to the Registration Statement (a “Holder”) and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for such Holder any shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if such Holder requests, be separate from counsel for the Company, provided that the Company shall not be required to pay the fees and expenses of more than one law firm in any jurisdiction, which firm shall be approved by the Holder if the Holder is an indemnified party) caused by any untrue statement of or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 5(c) or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such Holder or any such underwriter or any of them may become subject under the Securities Act, as amended, the Securities Exchange Act of 1934, as amended (the “Securities Act”), or other Federal or state statutory law or regulations, at common law or otherwise, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for the use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that such Holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of the Act and each other Holder, from and against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 5(c) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein. In no event shall the indemnity from any Holder exceed the difference between the consideration received from the sale of shares of Common Stock pursuant to the Registration Statement and the exercise price of the Warrant.

(d)	Neither the giving of any notice by any Holder nor the making of any request for prospectuses shall impose any liability upon any Holder making such request or any obligation to sell any shares or exercise any Warrant.

(e)	The Company’s agreements with respect to the Warrant or the shares underlying the Warrant shall continue in effect regardless of the exercise and surrender or transfer of the Warrant.

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Section 6. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 7. Notices. Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such party at the address or number set forth below:

If to the Company:	Arista Financial Corp.

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

Attn: Paul Patrizio, CEO

If to the Holder:

or to such other address as set forth on the subscription documents submitted by the Holder to the Company or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, when deposited in the mail, properly addressed and with postage prepaid; or (ii) if sent by telecopy, when transmitted.

Section 8. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to such jurisdiction’s principles of conflict of laws.

IN WITNESS WHEREOF, the duly authorized agent of Arista Financial Corp. executed this Warrant as of the ___ day of _____, 20___.

ARISTA FINANCIAL CORP.

By:
Paul Patrizio
Chief Executive Officer

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SUBSCRIPTION FORM TO BE EXECUTED

UPON EXERCISE OF THE WARRANT

Date:__________________

To: Arista Financial Corp.

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ________ shares of Common Stock covered by such Warrant, and herewith tenders $___________ in full payment of the purchase price for such shares.

Name of Holder:

By:

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